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EXHIBIT 23.4

CONSENT

        We consent to the reference to our firm in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-140503) and related prospectus of TechTarget, Inc. for the registration of its common shares. We also consent to the reference to us under the headings "Experts" in such Amendment No. 2 to the Registration Statement.

/s/ MFA Risk Services, LLC North Andover, Massachusetts April 10, 2007

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CONSENT